EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Boston Communications Group, Inc. pertaining to the 2000 Stock Option Plan, as amended, of our report dated February 3, 2003 with respect to the consolidated financial statements and schedule of Boston Communications Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

Boston, Massachusetts

July 9, 2003